Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Nick Tomashot
Chief Financial Officer
(614) 748-1150
nick.tomashot@pinnacle.com

PDSi Reports 2009 Third Quarter Results

COLUMBUS, Ohio – November 16, 2009 – Pinnacle Data Systems, Inc. (“PDSi”) (NYSE Amex: PNS) today reported its financial results for the three months ended September 30, 2009.

Sales declined 56% to $7.1 million for the 2009 third quarter from $16.1 million for the same quarter in 2008, primarily due to the impact of the weak global economy on demand for the Company’s imaging and telecommunications customers’ products that incorporate PDSi systems.

The 2009 third quarter results include a loss from operations of $0.7 million, or $0.06 per diluted share, and a nonrecurring non-cash charge of $1.6 million, or $0.21 per diluted share, to establish a deferred tax asset valuation allowance. We recorded this valuation allowance in accordance with the applicable accounting standards, which included the consideration of the continuing uncertain economic environment and the Company’s 2009 year-to-date pre-tax loss. This valuation allowance will be adjusted in future profitable periods to recognize the application of deferred tax benefits to future earnings.

John D. Bair, Chairman of the Board and newly reappointed President and Chief Executive Officer, stated, “Since early 2008 we have responded to the impact on our customers’ businesses caused by the weak global economy. We have dramatically reduced our cost structure, shed unprofitable business, and introduced and gained traction in the marketplace with several higher-margin embedded products. In addition, we have scaled PDSi’s service capabilities and increased our operating efficiency. As a result, we have added new customers in new markets while offering a broader line of products with higher PDSi content, and we have established a world-class services operation poised for profitable growth.”

Mr. Bair added, “However, the reduced funding from our imaging and telecommunications business that was critical for new product development led to the changes announced on November 5, 2009. As a result, we will continue to invest in PDSi’s Services business, which has grown 19% since the first quarter of 2009, support current product offerings including specialized integration programs where our engineering and operational expertise are highly valued, and reduce our investment in new embedded product development and sales. In addition, we have made senior and mid-level management changes and staff reductions to flatten the organization structure, reduce overhead costs, and better align our operations with our growth strategy.”

Financial Results

Net Income/Loss

PDSi’s net loss for the 2009 third quarter was $2.1 million, or $0.27 per diluted share, versus net income of $11,000, or $0.00 per diluted share, for the same quarter last year. The 2009 third quarter net loss included a $0.7 million loss from operations and a nonrecurring non-cash charge of $1.6 million, or $0.21 per diluted share, to establish a deferred tax asset valuation allowance.

PDSi’s net loss for the first nine months of 2009 was $3.1 million, or $0.39 per diluted share, compared to a net loss of $0.7 million, or $0.09 per diluted share, for the same period last year. The 2009 year-to-date loss includes the $1.6 million nonrecurring non-cash deferred tax asset valuation allowance recorded in the 2009 third quarter.

Sales

Total sales declined 56% to $7.1 million for the 2009 third quarter from $16.1 million for the same quarter a year ago. Product sales declined 69% to $4.1 million for the 2009 third quarter from $13.3 million for the 2008 third quarter. This decline was attributable to significantly lower sales to larger imaging and telecommunications OEM customers. Service sales increased $0.1 million, or 5%, to $2.9 million for the 2009 third quarter compared to the same quarter in 2008, with higher U.S. sales attributable to the ramp of new programs partially offset by reduced levels of business in the APAC region.

Total sales for the nine months ended September 30, 2009 were $27.0 million compared to $47.6 million in 2008. This decrease primarily was due to the impact of the weak global economy on demand for our OEM customers’ products, especially in the imaging and telecommunications sectors.

Gross Profit

Gross profit declined 51% to $1.6 million for the 2009 third quarter from $3.2 million for the same quarter last year. This decline was principally due to lower sales, especially for PDSi’s larger customers. Gross profit margin increased to 22% for the 2009 third quarter from 20% a year ago despite the significant decline in total sales versus last year. This margin improvement reflects PDSi’s emphasis on higher-margin products and services, as well as operational efficiencies and management of overhead costs.

Gross profit for the nine months ended September 30, 2009 declined to $5.6 million from $8.6 million a year ago primarily due to lower product sales for the year-to-date period. The decline in PDSi’s gross profit was partially offset by a 25% increase in gross profit from the Service segment due to improved operating efficiencies and business mix. PDSi’s gross profit margin for the 2009 year-to-date period increased to 21% from 18% for the same period in 2008. The year-over-year comparison benefitted from an inventory valuation adjustment in the 2008 second quarter and favorable sales mix for the 2008 first quarter attributable to a high-margin end-of-life program for a large OEM customer.

Operating Expenses

Operating expenses declined 27% to $2.3 million for the 2009 third quarter from $3.1 million a year ago, reflecting cost reduction actions taken over the past year to align expenses with anticipated sales revenue. Additional savings from previously implemented cost reduction measures are anticipated to benefit PDSi’s results in future periods.

Operating expenses for the 2009 year-to-date period declined 20% to $7.5 million from $9.5 million for the same period in 2008, which reflects the cumulative impact of cost reduction actions taken over the past year.

Interest Expense

Interest expense for the 2009 third quarter declined 38% to $40,000 from $64,000 for the same quarter last year. For the 2009 year-to-date period, interest expense was $142,000 versus $255,000 in 2008, a decline of 44%.

Debt outstanding was $1.7 million at September 30, 2009 versus $5.4 million at year-end 2008.

Recent PDSi Highlights

•

On November 5, 2009, PDSi announced the implementation of a plan to return to profitability in 2010 by focusing on growing PDSi’s Services business, continuing to support current product offerings, and reducing investment in new embedded product development and sales. The plan also includes senior and mid-level management changes and staff reductions to flatten the organization structure and reduce overhead costs, and other measures to align our operations with PDSi’s focused growth strategy.

Effective October 30, 2009, the Board appointed John D. Bair to the additional positions of President and Chief Executive Officer, management responsibilities he previously held from 1996 to 2006. Mr. Bair was one of the original founders of PDSI in 1989 and has served as Chairman of the Board since 1996. He will continue to serve as Chief Technology and Innovation Officer.

•

In recent months, PDSi has started shipments and/or ramped several significant service programs for new enterprise customers, contributing to the 20% growth in Service revenue in the recent third quarter compared to the first two quarters of 2009. This reflects the Company’s focus on the Service segment during 2009 and is consistent with its growth strategy.

•

On July 22, 2009, PDSi announced the availability of its proven AdvancedTCA(TM) (ATCA) compute blade, model ATCA-F1. It includes the recently-released embedded “Shanghai” quad-core AMD Opteron(TM) CPU’s. PDSi’s powerful, military-tested blade can now be equipped with two 2.4GHz CPUs for a total of eight cores to handle critical ATCA applications that demand the highest levels of server performance. In concert with these new high-speed CPUs, PDSi also offers another cost-effective performance enhancement in the form of 800MHz DDR2 memory, up from previous 667MHz memory. Together, these faster CPU and memory options make the PDSi ATCA-F1 blade a leading performance contender among ATCA servers, while also optimizing cost, power consumption and dependability.

Conference Call

PDSi will not be conducting a conference call for investors and investment professionals to discuss the 2009 third quarter results. Inquiries should be directed to Nick Tomashot, Chief Financial Officer, at our Investor Relations line (614-748-1150).

About PDSi

PDSi is a global provider of services and products for the telecom, imaging, defense/aerospace, medical, semiconductor, industrial automation and IT markets. PDSi provides a variety of engineering and manufacturing services for global OEMs requiring custom product design, system integration, repair programs, warranty management, and specialized production capabilities. With service centers in the U.S., Europe and Asia, we ensure seamless support for solutions all around the world.

In addition to our service offerings, our product capabilities range from board-level designs to globally-certified, fully integrated systems. Our specialties include long-life computer products and unique, customer-centric solutions.

PDSi’s turnkey technical programs help our customers bring their solutions to market faster and provide comprehensive service for the lifecycle of their products.

For more information, visit the PDSi website at www.pinnacle.com.

Safe Harbor Statement

Portions of this release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the Company achieving its financial growth and profitability goals, or its sales, earnings and profitability expectations for the fiscal year ending December 31, 2009. The words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seek,” “may” and similar expressions identify forward-looking statements that speak only as of the date of this release. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. These factors include, but are not limited to, the following:

•

changes in general economic conditions, including prolonged or substantial economic downturn, and any related financial difficulties experienced by original equipment manufacturers, end users, customers, suppliers or others with whom the Company does business;

•	changes in customer order patterns;

•	changes in our business or our relationship with major technology partners or significant customers;

•	failure to maintain adequate levels of inventory;

•	production components and service parts cease to be readily available in the marketplace;

•	lack of adequate financing to meet working capital needs or to take advantage of business and future growth opportunities that may arise;

•	inability of cost reduction initiatives to lead to a realization of savings in labor, facilities or other operational costs;

•	deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies;

•	lack of success in technological advancements;

•	inability to retain certifications, authorizations or licenses to provide certain products and/or services;

•	risks associated with our new business practices, processes and information systems;

•	impact of judicial rulings or government regulations, including related compliance costs;

•	disruption in the business of suppliers, customers or service providers due to adverse weather, casualty events, technological difficulty, acts of war or terror, or other causes;

•	risks associated with doing business internationally, including economic, political and social instability and foreign currency exposure; and

•	other factors from time to time described in the Company’s filings with the United States Securities and Exchange Commission (“SEC”).

The Company undertakes no obligation to publicly update or revise any such statements, except as required by applicable law. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

PINNACLE DATA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2009	December 31, 2008
ASSETS	(Unaudited)
CURRENT ASSETS
Cash	$225	$282
Accounts receivable, net of allowance for doubtful accounts of $228 and $135, respectively	5,472	11,550
Inventory, net	4,376	5,445
Prepaid expenses and other current assets	192	1,793

Total current assets	10,265	19,070

PROPERTY AND EQUIPMENT
Property and equipment, cost	5,883	5,776
Less accumulated depreciation and amortization	(4,964)	(4,717)

Total property and equipment, net	919	1,059

OTHER ASSETS
Goodwill	838	797
Other assets	387	367

Total other assets	1,225	1,164

TOTAL ASSETS	$12,409	$21,293

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$1,729	$5,408
Accounts payable	2,874	5,156
Unearned revenue	351	138
Other current liabilities	1,200	1,475

Total current liabilities	6,154	12,177

LONG-TERM LIABILITIES
Accrued other	235	221

Total long-term liabilities	235	221

TOTAL LIABILITIES	6,389	12,398

STOCKHOLDERS’ EQUITY
Common stock	5,769	5,769
Additional paid-in capital	1,934	1,797
Accumulated other comprehensive income (loss)	(9)	(57)
Retained earnings (deficit)	(1,674)	1,386

Total stockholders’ equity	6,020	8,895

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,409	$21,293

PINNACLE DATA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008
Sales	$7,050	$16,098	$26,975	$47,556
Cost of sales	5,478	12,871	21,385	38,954

Gross profit	1,572	3,227	5,590	8,602
Operating expenses	2,284	3,122	7,534	9,476

Income (loss) from operations	(712)	105	(1,944)	(874)
Other expense
Interest expense	40	64	142	255

Income (loss) before income taxes	(752)	41	(2,086)	(1,129)
Income tax expense (benefit)	1,337	30	974	(432)

Net income (loss)	$(2,089)	$11	$(3,060)	$(697)

Basic and diluted earnings (loss) per common share	$(0.27)	$0.00	$(0.39)	$(0.09)

Basic and diluted weighted average common shares outstanding	7,825	7,823	7,825	7,798

PINNACLE DATA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended Sept. 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(3,060)	$(697)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	423	472
Share-based payment expense	137	75
Allowance for doubtful accounts	140	48
Inventory reserves	572	1,182
Deferred income taxes valuation allowance	1,611	—
Provision for deferred income taxes	—	(81)
(Increase) decrease in assets:
Accounts receivable	5,977	(91)
Inventory	507	1,016
Prepaid expenses and other assets	433	1
Income taxes receivable	(349)	(753)
Increase (decrease) in liabilities:
Accounts payable	(2,237)	(132)
Unearned revenue	213	194
Other current liabilities	(288)	(153)

Total adjustments	7,139	1,778

Net cash provided by operating activities	4,079	1,081

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(237)	(213)
Acquisition, net of cash received	—	(937)
Restricted cash	—	1,200

Net cash provided by (used in) investing activities	(237)	50

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in line of credit	(3,679)	3,045
Payment on short-term note payable	—	(4,000)
Net change in outstanding checks	(73)	(201)
Other	(155)	13

Net cash used in financing activities	(3,907)	(1,143)

EFFECT OF EXCHANGE RATE ON CASH	8	4

INCREASE (DECREASE) IN CASH	(57)	(8)
Cash at beginning of period	282	54

Cash at end of period	$225	$46

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Common stock issued for acquisition	$—	$271

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